Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter and Nine Months Ended September 30, 2010 and Declares Regular and Special Dividends

WESTFIELD, Mass.--(BUSINESS WIRE)--October 27, 2010--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $699,000, or $0.03 per diluted share, for the quarter ended September 30, 2010, compared to net income of $1.2 million, or $0.04 per diluted share, for the same period in 2009. For the nine months ended September 30, 2010, net income was $1.7 million or $0.06 per diluted share, compared to $3.5 million or $0.12 per diluted share for the same period in 2009.

The decrease in earnings was mainly the result of a $3.3 million increase in the provision for loan losses to $3.9 million for the three months ended September 30, 2010, compared to $620,000 for the same period in 2009. The provision for loan losses increased $6.1 million to $8.5 million for the nine months ended September 30, 2010, compared to $2.4 million in the same period in 2009. The increase in the provision for loan losses for the quarter ended September 30, 2010 was primarily due to the additional reserve for and subsequent charge-off of $3.6 million related to one commercial real estate loan. For the nine months ended September 30, 2010, a total of $7.2 million was charged off for this loan.

Net interest and dividend income decreased $893,000 to $7.3 million for the three months ended September 30, 2010, compared to $8.2 million for the same period in 2009. The net interest margin, on a tax-equivalent basis, was 2.58% for the three months ended September 30, 2010, compared to 2.99% for the same period in 2009. For the nine months ended September 30, 2010, net interest and dividend income decreased $1.6 million to $22.5 million, compared to $24.1 million for the same period in 2009. The net interest margin, on a tax-equivalent basis, was 2.72% and 3.07% for the nine months ended September 30, 2010 and 2009, respectively. The margin decreased because the yield on interest-earning assets decreased more than the cost of interest-bearing liabilities. As securities and loans paid down, the funds were reinvested in a lower rate environment, thus reducing yields.

For the three months ended September 30, 2010, noninterest expense increased $110,000 to $6.2 million, compared to $6.1 million for the same period in 2009. For the nine months ended September 30, 2010, noninterest expense decreased $1.0 million to $18.5 million, compared to $19.5 million for the same period in 2009. The decrease in noninterest expense for the nine months ended September 30, 2010 was primarily the result of decreases in salaries and benefits and FDIC insurance expense. Salaries and benefits decreased $914,000 to $10.9 million for the nine months ended September 30, 2010 from $11.8 million for the same period in 2009. FDIC insurance expense decreased $395,000 to $555,000 for the nine months ended September 30, 2010 from $950,000 for the same period in 2009. The 2009 period included the accrual for a special assessment that was imposed upon all banks at September 30, 2009, which for Westfield Bank amounted to $453,000.

Noninterest income increased $3.5 million to $3.4 million for the three months ended September 30, 2010, compared to a net loss of $119,000 for the same period in 2009. For the nine months ended September 30, 2010, noninterest income increased $4.3 million to $6.4 million, compared to $2.1 million for the same period in 2009. The increase was primarily the result of an increase in net gains on the sale of securities of $3.4 million and $4.5 million for the three and nine months ended September 30, 2010, respectively.

Balance Sheet Growth

Total assets were $1.3 billion at September 30, 2010, which represents an increase of $61.8 million from December 31, 2009. In August 2010, Westfield Financial transferred all of its held-to-maturity investments to the available-for-sale category. Management determined that it no longer had the positive intent to hold its investments in securities classified as held-to-maturity for an indefinite period of time because of management’s desire to have more flexibility in managing the investment portfolio. The securities transferred had a total amortized cost of $287.1 million, fair value of $299.7 million and the net unrealized gain of $12.6 million was recorded as other comprehensive income at the time of transfer. Securities increased $61.9 million to $686.4 million at September 30, 2010 from $624.5 million at December 31, 2009. The increase in securities was the result of reinvesting funds from deposits, short-term borrowings and long-term debt as discussed below.

Net loans increased by $9.3 million to $478.4 million at September 30, 2010 from $469.1 million at December 31, 2009. Residential real estate loans increased $24.1 million to $123.2 million at September 30, 2010 from $99.1 million at December 31, 2009. Commercial real estate loans decreased $10.2 million to $218.9 million at September 30, 2010 from $229.1 at December 31, 2009.

Total deposits increased $45.3 million to $693.3 million at September 30, 2010 from $648.0 million at December 31, 2009. The increase in deposits was due to increases in savings accounts, checking accounts and time deposits. Regular savings accounts increased $17.1 million to $121.8 million, primarily due to an account that is part of a relationship-based product set. Checking accounts increased $16.6 million to $167.1 million and time deposits increased $16.3 million to $358.9 million.

Short-term borrowings and long-term debt increased $15.9 million to $304.2 million at September 30, 2010 from $288.3 million at December 31, 2009. This was primarily due to an increase of $19.9 million in Federal Home Loan Bank borrowings. Current interest rates permit Westfield Financial to earn a more advantageous spread by borrowing funds and reinvesting in loans and securities.

Shareholders’ equity at September 30, 2010 and December 31, 2009 was $239.2 million and $247.3 million, respectively, which represented 19.1% of total assets as of September 30, 2010 and 20.8% of total assets as of December 31, 2009. The decrease in shareholders’ equity reflects the repurchase of 1,813,237 shares for $14.7 million related to the stock repurchase plan, and dividends amounting to $8.7 million. This was partially offset by a $9.7 million increase in other comprehensive income, net income of $1.7 million and $3.9 million related to the recognition of share-based compensation and the exercise of stock options.

During the second quarter of 2010, the Company completed the stock repurchase program approved by the Board of Directors on January 22, 2008, which authorized the Company to repurchase up to 3,194,000 shares. On May 25, 2010, the Board of Directors authorized the commencement of a second stock repurchase program, authorizing the repurchase up to 2,924,367 shares, or ten percent of its outstanding shares of common stock. There were 1,224,389 purchased under the second repurchase program at September 30, 2010.

Credit Quality

The allowance for loan losses was $8.2 million at September 30, 2010, and $7.6 million at December 31, 2009. This represents 1.68% and 1.60% of total loans at September 30, 2010 and December 31, 2009, respectively, and 205% and 140% of nonperforming loans at September 30, 2010 and December 31, 2009, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
	(In thousands)
Balance, beginning of period	$7,827	$7,551	$7,337
Provision	3,928	4,120	620
Charge-offs	(3,604)	(3,861)	(117)
Recoveries	17	17	17

Balance, end of period	$8,168	$7,827	$7,857

Nonperforming loans decreased $1.5 million to $4.0 million at September 30, 2010, compared to $5.5 million at December 31, 2009. This represented 0.82% of total loans at September 30, 2010 and 1.15% of total loans at December 31, 2009. At September 30, 2010, nonperforming loans were primarily made up of three commercial relationships totaling $3.0 million.

Charge-offs were $3.6 million for the quarter ended September 30, 2010. This was primarily due to the charge-off of the remaining $3.6 million of a single commercial real estate loan. During the second quarter of 2010, an initial $3.6 million of the loan balance was charged-off. A total of $7.2 million was charged off for this loan during 2010. The loan, a leasehold mortgage, was related to a retail building which lost its tenant, a national chain store, due to bankruptcy. The Company has minimal exposure to commercial real estate loans which involve similar leasehold mortgages. The Company is currently in the process of initiating a recovery action against the borrower.

Loans delinquent 30 – 89 days increased $15.2 million to $17.2 million at September 30, 2010 from $2.0 million at December 31, 2009. This was primarily due to a single commercial real estate relationship of $15.0 million in the hotel and lodging industry. Management has recently assessed the value of the property and found it is sufficient to cover the loan and no specific loss allocation has been recorded for this relationship. Management will continue to closely monitor this relationship. There are no loans 90 or more days past due and still accruing interest.

Dividend Declaration

James C. Hagan, Chief Executive Officer stated, “On October 26, 2010, the Board of Directors declared a regular cash dividend of $0.06 per share and a special cash dividend of $0.15 per share. Both dividends are payable on November 23, 2010 to all shareholders of record on November 9, 2010.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is the holding company for Westfield Bank, which is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Westfield Financial Corporation. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. These forward- looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

INTEREST AND DIVIDEND INCOME:
Loans	$6,234	$6,503	$18,532	$19,421
Securities	5,314	6,793	16,564	19,944
Federal funds sold, interest-bearing deposits and other short-term investments	2	2	5	11
Total interest and dividend income	11,550	13,298	35,101	39,376

INTEREST EXPENSE:
Deposits	2,381	3,221	7,490	9,785
Long-term debt	1,759	1,757	4,946	5,251
Short-term borrowings	61	78	200	271
Total interest expense	4,201	5,056	12,636	15,307

Net interest and dividend income	7,349	8,242	22,465	24,069

PROVISION FOR LOAN LOSSES	3,928	620	8,548	2,360

Net interest and dividend income after provision for loan losses	3,421	7,622	13,917	21,709

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	(1,343)	(1,071)	(1,343)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	1,157	971	1,157
Net other-than-temporary impairment losses recognized in income	-	(186)	(100)	(186)
Service charges and fees	456	580	1,440	2,023
Income from bank-owned life insurance	370	371	1,096	1,084
Loss on prepayment of borrowings	-	-	-	(142)
Gain (loss) on sales of securities, net	2,609	(774)	3,926	(565)
Loss on disposal of premises and equipment, net	-	-	-	(8)
(Loss) gain on sale of other real estate owned	-	(110)	1	(110)
Total noninterest income (loss)	3,435	(119)	6,363	2,096

NONINTEREST EXPENSE:
Salaries and employees benefits	3,651	3,817	10,886	11,800
Occupancy	656	632	1,952	1,948
Data processing	461	442	1,443	1,299
Professional fees	391	290	1,258	1,210
FDIC insurance	223	102	555	950
OREO expense	62	-	326	-
Other	730	781	2,056	2,274
Total noninterest expense	6,174	6,064	18,476	19,481

INCOME BEFORE INCOME TAXES	682	1,439	1,804	4,324

INCOME TAX (BENEFIT) PROVISION	(17)	197	137	804
NET INCOME	$699	$1,242	$1,667	$3,520

Basic earnings per share	$0.03	$0.04	$0.06	$0.12

Weighted average shares outstanding	27,432,114	29,330,638	27,860,516	29,522,327

Diluted earnings per share	$0.03	$0.04	$0.06	$0.12

Weighted average diluted shares outstanding	27,586,142	29,591,706	28,082,399	29,791,421

Other Data:

Return on average assets (1)	0.22%	0.42%	0.18%	0.41%

Return on average equity (1)	1.15%	1.92%	0.92%	1.82%
_______________

(1) Three and nine month results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2010	2009
Cash and cash equivalents	$25,309	$28,719
Securities held to maturity, at cost	-	295,011
Securities available for sale, at fair value	674,239	319,121
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,194	10,339

Loans	486,565	476,794
Allowance for loan losses	8,168	7,645
Net loans	478,397	469,149

Bank-owned life insurance	38,976	37,880

Other real estate owned	276	1,662

Other assets	23,863	29,529

TOTAL ASSETS	$1,253,254	$1,191,410

Total deposits	$693,282	$647,975

Short-term borrowings	65,427	74,499
Long-term debt	238,820	213,845
Securities pending settlement	8,125	-
Other liabilities	8,364	7,792

TOTAL LIABILITIES	1,014,018	944,111

TOTAL SHAREHOLDERS' EQUITY	239,236	247,299

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,253,254	$1,191,410

Book value per share	$8.44	$8.29

Other Data:

30- 89 day delinquent loans	$17,194	$2,002

Nonperforming loans	3,980	5,470

Nonperforming loans as a percentage of total loans	0.82%	1.15%

Nonperforming assets as a percentage of total assets	0.34%	0.60%

Allowance for loan losses as a percentage of nonperforming loans	205.23%	139.76%

Allowance for loan losses as a percentage of total loans	1.68%	1.60%

	Three Months Ended September 30,
	2010			2009
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$490,283	$6,273	5.12%	$480,950	$6,530	5.43%
Securities(2)	658,857	5,479	3.33	618,599	6,913	4.47
Short-term investments(3)	11,481	2	0.07	12,459	2	0.06
Total interest-earning assets	1,160,621	11,754	4.05	1,112,008	13,445	4.84
Total noninterest-earning assets	77,988			73,550

Total assets	$1,238,609			$1,185,558

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$78,329	233	1.19	$80,674	392	1.94
Savings accounts	123,033	216	0.70	89,869	254	1.13
Money market accounts	47,485	51	0.43	52,194	113	0.87
Time certificates of deposit	346,304	1,881	2.17	341,443	2,462	2.88
Total interest-bearing deposits	595,151	2,381		564,180	3,221
Short-term borrowings and long-term debt	310,853	1,820	2.34	271,615	1,835	2.70
Interest-bearing liabilities	906,004	4,201	1.85	835,795	5,056	2.42
Noninterest-bearing deposits	83,714			81,421
Other noninterest-bearing liabilities	8,580			11,270
Total noninterest-bearing liabilities	92,294			92,691

Total liabilities	998,298			928,486
Total equity	240,311			257,072
Total liabilities and equity	$1,238,609			$1,185,558
Less: Tax-equivalent adjustment(2)		(204)			(147)
Net interest and dividend income		$7,349			$8,242
Net interest rate spread(4)			2.20%			2.42%
Net interest margin(5)			2.58%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.1			133.0

	Nine Months Ended September 30,
	2010			2009
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$477,710	$18,642	5.20%	$476,945	$19,497	5.45%
Securities(2)	640,959	17,048	3.55	573,971	20,302	4.72
Short-term investments(3)	14,158	5	0.05	17,507	11	0.08
Total interest-earning assets	1,132,827	35,695	4.20	1,068,423	39,810	4.97
Total noninterest-earning assets	79,401			72,389

Total assets	$1,212,228			$1,140,812

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$74,572	691	1.24	$67,451	967	1.91
Savings accounts	117,462	672	0.76	80,913	682	1.12
Money market accounts	48,382	230	0.63	53,876	369	0.91
Time certificates of deposit	344,687	5,897	2.28	335,699	7,767	3.08
Total interest-bearing deposits	585,103	7,490		537,939	9,785
Short-term borrowings and long-term debt	293,456	5,146	2.34	252,492	5,522	2.92
Interest-bearing liabilities	878,559	12,636	1.92	790,431	15,307	2.58
Noninterest-bearing deposits	82,207			79,650
Other noninterest-bearing liabilities	8,299			11,486
Total noninterest-bearing liabilities	90,506			91,136

Total liabilities	969,065			881,567
Total equity	243,163			259,245
Total liabilities and equity	$1,212,228			$1,140,812
Less: Tax-equivalent adjustment(2)		(594)			(434)
Net interest and dividend income		$22,465			$24,069
Net interest rate spread(4)			2.28%			2.39%
Net interest margin(5)			2.72%			3.07%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.9			135.2

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO